UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2021

GARRETT MOTION INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-38636	82-4873189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

La Pièce 16, Rolle, Switzerland	1180
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +41 21 695 30 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on September 20, 2020 (the “Petition Date”), Garrett Motion Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered under the caption “In re Garrett Motion Inc., 20-12212.” On the Petition Date, prior to the commencement of the Chapter 11 Cases, the Debtors entered into a Restructuring Support Agreement with consenting lenders (the “Consenting Lenders”) holding, in the aggregate, approximately 61% of the aggregate outstanding principal amount of loans under that certain Credit Agreement, dated as of September 27, 2018, by and among the Company, as holdings, Garrett LX III S.à r.l., as Lux Borrower, Garrett Borrowing LLC, as U.S. Co-Borrower, Garrett Motion Sàrl, as Swiss Borrower, the Lenders and Issuing Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Also as previously announced, on January 11, 2021, the Company entered into a Plan Support Agreement (the “Plan Support Agreement”) with affiliated funds of Centerbridge Partners, L.P., affiliated funds of Oaktree Capital Management, L.P., Honeywell International Inc. and certain other investors and parties (the “CO Group”) regarding restructuring transactions pursuant to a Chapter 11 plan of reorganization on the terms and conditions set forth in the Plan Support Agreement (the “Plan”).

On February 15, 2021, the Debtors and the CO Group agreed with certain of the Consenting Lenders to amend and restate the Plan Support Agreement (as so amended and restated, the “A&R Plan Support Agreement”) to, among other things, add certain of the Consenting Lenders as parties thereto. The A&R Plan Support Agreement provides for, among other things, the reimbursement by the Debtors of professional fees and expenses of the CO Group and certain of the Consenting Lenders, subject to an interim cap on certain expenses of $25 million prior to emergence from the Chapter 11 Cases (“Emergence”), with the balance to be paid at Emergence. As of February 15, 2021, the CO Group has estimated that the aggregate amount of professional fees and expenses expected to be payable by the Debtors under the Plan Support Agreement (inclusive of any amounts payable prior to Emergence) was approximately $82 million.

The Debtors’ entry into and performance and obligations under the A&R Plan Support Agreement are subject to approval by the Bankruptcy Court and other customary closing conditions.

The foregoing description of the A&R Plan Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Plan Support Agreement, which is furnished as Exhibit 10.1 hereto and incorporated herein by reference.

Cautionary Information Regarding Trading in the Company’s Securities.

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Forward-Looking Statements.

This Current Report on Form 8-K and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of fact, that address activities, events or developments that the Company or the Company’s management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although the Company believes forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2019, as updated by the Company’s quarterly report on Form 10-Q for the period ended September 30, 2020, as well as the Company’s other filings with the Securities and Exchange Commission, under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by the Company’s forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Proposed Amended and Restated Plan Support Agreement, dated as of February 15, 2021, by and among the Debtors, Centerbridge Partners, L.P., Oaktree Capital Management, L.P., Honeywell International Inc., and the additional parties named therein

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2021	Garrett Motion Inc.

	By:	/s/ Jerome Maironi
Jerome Maironi
Senior Vice President, General Counsel and Corporate Secretary